Exhibit 99.(d)(1)(c)

Schedule A

Portfolio	Management Fee
AST JP Morgan International Equity	1.00% to $75 million; 0.85% over $75 million
AST International Growth	1.00%
AST International Value	1.00%
AST MFS Global Equity	1.00%
AST J.P. Morgan Strategic Opportunities	1.00%
AST Small-Cap Growth	0.90%
AST Federated Aggressive Growth	0.95%
AST Goldman Sachs Small-Cap Value	0.95%
AST Small-Cap Value	0.90%
AST Goldman Sachs Mid-Cap Growth	1.00%
AST Neuberger Berman/LSV Mid-Cap Growth	0.90% to $1 billion; 0.85% over $1 billion
AST Neuberger Berman Mid-Cap Value	0.90% to $1 billion; 0.85% over $1 billion
AST Mid-Cap Value	0.95%
AST T. Rowe Price Natural Resources	0.90%
AST T. Rowe Price Large-Cap Growth	0.90% to $1 billion; 0.85% over $1 billion
AST MFS Growth	0.90%
AST Marsico Capital Growth	0.90%
AST Goldman Sachs Concentrated Growth	0.90%
AST BlackRock Value (formerly AST Value)	0.85%
AST Large-Cap Value	0.75%
AST T. Rowe Price Equity Income Portfolio (formerly, AST AllianceBernstein Core Value)	0.75%
AST Cohen & Steers Realty	1.00%
AST Goldman Sachs Large-Cap Value Portfolio (formerly, AST AllianceBernstein Growth & Income)	0.75%
AST T. Rowe Price Asset Allocation	0.85%
AST T. Rowe Price Global Bond	0.80%
AST High Yield	0.75%
AST Lord Abbett Core Fixed-Income	0.80%
AST PIMCO Total Return Bond	0.65%
AST PIMCO Limited Maturity Bond	0.65%
AST Money Market	0.50%
AST Wellington Management Hedged Equity	1.00%
AST Capital Growth Asset Allocation	0.15%
AST Balanced Asset Allocation	0.15%
AST Preservation Asset Allocation	0.15%
AST Advanced Strategies	0.85%
AST First Trust Balanced Target	0.85%
AST First Trust Capital Appreciation Target	0.85%
AST Moderate Asset Allocation (formerly, AST CLS Moderate Asset Allocation)	0.30%
AST Horizon Moderate Asset Allocation	0.30%
AST FI Pyramis® Asset Allocation	0.85%
AST Western Asset Core Plus Bond	0.70%
AST Bond Portfolio 2015 AST Bond Portfolio 2016 AST Bond Portfolio 2017 AST Bond Portfolio 2018 AST Bond Portfolio 2019 AST Bond Portfolio 2020 AST Bond Portfolio 2021 AST Bond Portfolio 2022	0.65% to $500 million (pro rata by fund on combined assets); 0.64% over $500 million (pro rata by fund on combined assets)

Portfolio	Management Fee
AST Bond Portfolio 2023 AST Bond Portfolio 2024 AST Investment Grade Bond
AST Global Real Estate	1.00%
AST Jennison Large-Cap Growth	0.90%
AST Jennison Large-Cap Value	0.75%
AST QMA US Equity Alpha	1.00%
AST Parametric Emerging Markets Equity	1.10%
AST Academic Strategies Asset Allocation	0.72%
AST Schroders Multi-Asset World Strategies	1.10%
AST BlackRock Global Strategies	1.00%
AST Quantitative Modeling	0.25%
AST Prudential Core Bond	0.70%
AST Neuberger Berman Core Bond	0.70%
AST New Discovery Asset Allocation (formerly, American Century Income & Growth)	0.85% to $4 billion; 0.83% over $4 billion
AST Franklin Templeton Founding Funds Allocation	0.95%
AST Schroders Global Tactical (formerly, AST CLS Growth Asset Allocation)	0.95%
AST J.P. Morgan Global Thematic (formerly, Horizon Growth Asset Allocation)	0.95%
AST MFS Large-Cap Value	0.85%
AST Western Asset Emerging Markets Debt	0.85%
AST ClearBridge Dividend Growth (for launch on February 25, 2013)

0.84% of average daily net assets to $300 million;
0.83% on next $200 million of average daily net assets;
0.82% on next $250 million of average daily net assets;
0.81% on next $2.5 billion of average daily net assets;
0.80% on next $2.75 billion of average daily net assets;
0.77% on next $4 billion of average daily net assets;
0.75% over $10 billion of average daily net assets

AST AQR Emerging Markets Equity (for launch on February 25, 2013)

1.09% of average daily net assets to $300 million;
1.08% on next $200 million of average daily net assets;
1.07% on next $250 million of average daily net assets;
1.06% on next $2.5 billion of average daily net assets;
1.05% on next $2.75 billion of average daily net assets;
1.02% on next $4 billion of average daily net assets;
1.00% over $10 billion of average daily net assets

AST QMA Emerging Markets Equity (for launch on February 25, 2013)

1.09% of average daily net assets to $300 million;
1.08% on next $200 million of average daily net assets;
1.07% on next $250 million of average daily net assets;
1.06% on next $2.5 billion of average daily net assets;
1.05% on next $2.75 billion of average daily net assets;
1.02% on next $4 billion of average daily net assets;
1.00% over $10 billion of average daily net assets

AST Long Duration Bond (for launch on February 25, 2013)

0.69% of average daily net assets to $300 million;
0.68% on next $200 million of average daily net assets;
0.67% on next $250 million of average daily net assets;
0.66% on next $2.5 billion of average daily net assets;
0.65% on next $2.75 billion of average daily net assets;
0.62% on next $4 billion of average daily net assets;
0.60% over $10 billion of average daily net assets

AST BlackRock iShares ETF (for launch on May 1, 2013)

0.74% of average daily net assets to $300 million;
0.73% on next $200 million of average daily net assets;
0.72% on next $250 million of average daily net assets;
0.71% on next $2.5 billion of average daily net assets;
0.70% on next $2.75 billion of average daily net assets;
0.67% on next $4 billion of average daily net assets;
0.65% over $10 billion of average daily net assets

Portfolio	Management Fee
AST AQR Large-Cap Core (for launch on May 1, 2013)

0.74% of average daily net assets to $300 million;
0.73% on next $200 million of average daily net assets;
0.72% on next $250 million of average daily net assets;
0.71% on next $2.5 billion of average daily net assets;
0.70% on next $2.75 billion of average daily net assets;
0.67% on next $4 billion of average daily net assets;
0.65% over $10 billion of average daily net assets

AST QMA Large-Cap Core (for launch on May 1, 2013)

0.74% of average daily net assets to $300 million;
0.73% on next $200 million of average daily net assets;
0.72% on next $250 million of average daily net assets;
0.71% on next $2.5 billion of average daily net assets;
0.70% on next $2.75 billion of average daily net assets;
0.67% on next $4 billion of average daily net assets;
0.65% over $10 billion of average daily net assets

AST Defensive Asset Allocation (for launch on May 1, 2013)	0.15% of average daily net assets
AST Franklin Templeton Founding Funds Plus (for launch on May 1, 2013)	0.02% of average daily net assets

Pyramis®  is a registered service mark of FMR LLC. Used under license.

Dated: April 30, 2003

Revised: June 7, 2005

Further Revised: December 1, 2005

Further Revised:  June 30, 2006

Further Revised:  May 1, 2007

Further Revised:  June 21, 2007

Further Revised:  November 15, 2007

Further Revised:  March 5, 2008

Further Revised:  May 1, 2008

Further Revised:  July 21, 2008

Further Revised:  September 16, 2008

Further Revised:  June 26, 2009

Further Revised:  October 1, 2009

Further Revised:  September 29, 2010

Further Revised:  December 16, 2010

Further Revised:  March 3, 2011

Further Revised:  September 28, 2011

Further Revised:  December 8, 2011
Further Revised:  March 15, 2012

Further Revised:  September 25, 2012

Further Revised:  November 14, 2012

Further Revised:  January 17, 2013

Further Revised:  January 28, 2013